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                                                                    Exhibit 99.1
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TRIMEDIA ENTERTAINMENT GROUP COMPLETES A $3,268,162 DEBT CONVERSION AND
CONVERSION OF PREFERRED SHARES

         May 10, 2005, Philadelphia, PA. TriMedia Entertainment Group, Inc ("TriMedia") (OTCBB: TMEG) announced the completion of a debt conversion program under which certain creditors have agreed to discharge $3,268,162 in liabilities in consideration of the issuance of 3,268,162 shares of TriMedia common stock. Included in this amount is $1,083,176 owed to Christopher Schwartz, TriMedia's CEO and largest shareholder, for accrued but unpaid compensation, expense reimbursements and advances to TriMedia.

In addition, Mr. Schwartz elected to convert 1,000,000 shares of TriMedia's Series A Convertible Preferred Stock, stated value $10.00 per share, into shares of TriMedia common stock at the mandated conversion price of $1.00 per share.

Chris Schwartz, CEO of TriMedia stated, "We have been working to develop our artist roster for music and slate of films for release later this summer. The debt conversion is part of a financial plan to position the company in the progression from development to implementation and operation. Further, I believe that the agreement by various debtholders to convert debt to equity reflects strong support and belief in our future plans."

About TriMedia Entertainment Group, Inc.

TriMedia Entertainment Group, Inc. is a multimedia entertainment company. The Company develops, produces and distributes a broad range of music, motion picture and other filmed entertainment content through its following operating subsidiaries: RuffNation Music, Inc., Metropolitan Recording Inc. and RuffNation Films LLC.

Chris Schwartz, TriMedia's chief executive officer, is one of the pioneers of the hip-hop music industry. As a co-founder of RuffHouse Records, he achieved success and fame with groups such as Cypress Hill, Kris Kross, Lauryn Hill, Wyclef Jean and the Fugees.

TriMedia plans to release a full slate of music and film projects through its RuffNation Music and RuffNation Films subsidiaries.

Artists to be released through RuffNation Music include: The Spin Doctors, Kulcha Don, Kristy Frank and Dave Reilly from the group, God Lives Under Water.

Upcoming projects to be released from RuffNation Films include: "Money, Power, Respect" and "Menace" which are to be released as DVD/CD soundtrack products.

TriMedia is a Delaware corporation whose common stock is traded on the Over-The-Counter Bulletin Board Trading System under the symbol "TMEG." The company has offices in Philadelphia and London.
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This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about TriMedia that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, risks associated with TriMedia's future growth and operating results, the uncertainty associated with obtaining sufficient financing, the uncertainty of market acceptance of TriMedia's products, technological change, competitive factors and general economic conditions, along with those issues identified from time to time in our Securities and Exchange Commission filings and other public documents. Except as otherwise required to be disclosed in current and periodic reports required to be filed by companies registered under the Securities Exchange Act of 1934, as amended, and by the rules of the Securities and Exchange Commission, TriMedia has no duty and undertakes no obligation to update such statements after the date hereof.

Source: TriMedia Entertainment Group, Inc.